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                                                                    EXHIBIT 99.2


                           ABS Term Sheets provided by
                    First Tennessee Bank National Association


                                 FHASI 2003-10
                             COLLATERAL PROJECTIONS
                               November 28, 2003


                          30 YR JUMBO FIXED RATE LOANS


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
Total 30yr loans                          190,000,000                      +-5.0%
PO - Retained by FHHLC                        673,000
"AAA" Amount @  2.30%                    $184,957,000                      +-5.0%
Gross WAC                                       6.120                      +-.10
Wtd Avg Servicing Fee                           0.250                     +-.025
AAA Coupon                                       5.50%
WAC Range                                       200.0                        max
WAM                                               358                        +-2
WALTV                                              68%                     +-5.0
**All loans over 80% have PMI
Average Loan Balance                         $500,000                   +-$25000
Full/Alt Doc                                     90.0%                       min
SF/PUD                                           90.0%                       min
Owner Occupied                                   95.0%                       min
Investor Properties                              5.00%                       max
Average FICO                                      735                       +-15
Pct California                                   35.0%                       max

Subordination                                    2.30%                     +-.50
Expected Rating Agencies   S&P, Moody's, and/or Fitch (2 out of 3)
15 and 30 year cross collateralized

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                          15 YR JUMBO FIXED RATE LOANS

Total 15yr loans                           60,000,000                     +-5.0%

"AAA" Amount @ 2.30%                      $58,620,000                      +-5.0%
Gross WAC                                       5.498                      +-.10
Wtd Avg Servicing Fee                           0.250                     +-.025
AAA Coupon                                       4.75%
WAC Range                                       200.0                        max
WAM                                               178                        +-2
WALTV                                              63%                     +-5.0
**All loans over 80% have PMI
Average Loan Balance                         $525,000                   +-$25000
Full/Alt Doc                                     90.0%                       min
SF/PUD                                           90.0%                       min
Owner Occupied                                   90.0%                       min
Investor Properties                              5.00%                       max
Average FICO                                      735                       +-15
Pct California                                   25.0%                       max

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